UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ASCENDIS PHARMA A/S

(Exact name of registrant as specified in its charter)

The Kingdom of Denmark	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Tuborg Boulevard 12, DK-2900 Hellerup, Denmark	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Ordinary shares, DKK 1 nominal value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

None

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

Ascendis Pharma A/S (the “Registrant”) is filing this Amendment No. 1 (the “Amendment No. 1”) to its registration statement on Form 8-A originally filed with the Securities and Exchange Commission (the “Commission”) on January 26, 2015 (the “Existing Form 8-A”), in connection with the mandatory exchange of American depositary shares for ordinary shares. The Amendment No. 1 amends and restates in its entirety the Existing Form 8-A previously filed by the Registrant.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description of its ordinary shares, nominal value DKK 1 per share, included in Exhibit 2.3 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2025 (File No. 001-36815), filed with the Commission on February 11, 2026.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ASCENDIS PHARMA A/S

Date: April 20, 2026	By:	/s/ Michael Wolff Jensen
Michael Wolff Jensen
Executive Vice President, Chief Legal Officer